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Exhibit 32.1

Section 1350 Certification of Chief Executive Officer

In connection with the Quarterly Report of Allied Healthcare International Inc. (the ‘‘Company’’) on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, Timothy M. Aitken, Chief Executive Officer of the Company, certify, pursuant to 18. U.S.C. section. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as at and for the quarter ended March 31, 2006.

Date: May 10, 2006

/s/ Timothy M. Aitken Timothy M. Aitken Chief Executive Officer of the Company